UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN (Address of principal executive offices)	55344 (Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
     On March 16, 2011, the Board of Directors (the “Board”) of Digital River, Inc. (the “Company”) appointed Thomas M. Donnelly as President of the Company. Mr. Donnelly will continue to serve as the Company’s Chief Financial Officer while the Company initiates a search to identify a qualified candidate for the Chief Financial Officer position. A press release announcing the appointment is attached hereto as Exhibit 99.1.
     Mr. Donnelly, age 46, joined the Company in February 2005 as Vice President of Finance and Treasurer and was named Chief Financial Officer and Secretary in July 2005. From March 1997 to May 2004, he held various positions, including President, Chief Operating Officer and Chief Financial Officer with Net Perceptions, Inc., a developer of software systems used to improve the effectiveness of various customer interaction systems.
     In connection with his promotion, the Company entered into an employment agreement with Mr. Donnelly, which supersedes and replaces his existing change of control and severance agreement. The term of the employment agreement is two years with automatic one-year renewals if the agreement is not terminated prior to the end of the initial term. Mr. Donnelly’s annual base salary will be not less than $360,000, and he will continue to be eligible to participate in the Company’s equity incentive plans. In the event of Mr. Donnelly’s termination by the Company for any reason except upon his retirement, death or disability or for cause, and including, without limitation, the Company’s failure to renew his employment agreement, or upon Mr. Donnelly’s resignation for Good Reason, as more fully described in the agreement, and including involuntary termination or resignation for Good Reason following a change of control of the Company, he will be entitled to termination payments equal to his base annual salary at the time of termination plus a weighted three-year average of his annual bonus amount, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Donnelly’s cash severance will be payable in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested equity incentives held by Mr. Donnelly will immediately vest and become exercisable. In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Donnelly also has agreed not to compete with the Company for a period of 12 months following his termination as described above in countries or territories where the Company conducts its business.
     In the event of Mr. Donnelly’s death, we will award to his beneficiaries a pro-rated bonus in an amount equal to the Board’s good faith estimate of the bonus Mr. Donnelly would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Donnelly’s bonuses for the three most recent years. In the event that we terminate Mr. Donnelly following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year. In addition, Mr. Donnelly will be entitled to termination payments equal to his annual base salary at the time of termination plus a pro-rated bonus in an amount equal to the Board’s good faith estimate of the bonus Mr. Donnelly would have earned in the year of his termination due to disability; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Donnelly’s bonuses for the three most recent years.
     A complete copy of the employment agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. On March 16, 2011, Mr. Donnelly also received certain grants of restricted stock and performance shares as more fully described below.
Compensation of Non-Employee Directors
     On March 16, 2011, the Board determined to continue the previously adopted compensation program for the Company’s non-employee directors from the prior year. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. Non-employee directors will receive cash compensation in the amount of $1,000 for telephonic special meetings of the Board (meetings other than regularly scheduled quarterly meetings), and each committee member will receive $1,000 for attending special telephonic meetings of their respective committees. In addition, each non-employee director will continue to receive an annual retainer in the amount of $15,000, payable quarterly. Further, each non-employee director will continue to receive an annual restricted stock grant of 5,000 shares of the Company’s common stock, which vests annually, one-third per year, over a three-year period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide the directors with an incentive to maximize long-term stockholder value.
     In addition to the aforementioned restricted stock grants, which are made to all non-employee directors, the chairmen of the Compensation, Nominating and Governance, and Finance Committees each will continue to receive additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will continue to receive an additional annual restricted stock grant of 2,000 shares; members of the Audit Committee (other than the chairman) will continue to receive an annual restricted stock grants of 1,000 shares; and the Board’s Lead Director will continue to receive an annual restricted stock grant of 1,500 shares. All of these restricted stock grants will vest annually, one-third per year, over a three year period. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors. A summary of the above-described program is filed as Exhibit 99.3 hereto. In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.
Compensation of Chief Executive Officer
     Mr. Ronning’s salary remains unchanged at $450,000 per year. The Chief Executive Officer received a grant of 151,000 performance-based shares, which will vest in accordance with the performance-based share program described below. In February 2011, in accordance with the Company’s Performance Bonus Plan, the Compensation Committee approved an annual bonus for the Company’s Chief Executive Officer for the Company’s performance for the fiscal year ended December 31, 2010 of $483,820, which was 86% of the target bonus amount.
Compensation of President and Chief Financial Officer
     In connection with his promotion, Mr. Donnelly’s salary was increased to $360,000 per year and he received a restricted stock grant in the amount of 10,000 shares, subject to a four-year vesting. In addition, Mr. Donnelly received a grant of 55,000 performance-based shares, which will vest in accordance with the performance-based share program described below. In February 2011, in accordance with the Company’s Performance Bonus Plan, the Compensation Committee approved an annual bonus for the Company’s Chief Financial Officer for the Company’s performance for the fiscal year ended December 31, 2010 of $258,038, which was 86% of the target bonus amount.
Compensation of Vice President and General Counsel
     Mr. Crudden’s salary was increased to $275,000 per year. In addition, Mr. Crudden received a grant of 20,000 performance-based shares, which will vest in accordance with the performance-based share program described below. In February 2011, in accordance with the Company’s Performance Bonus Plan, the Compensation Committee approved an annual bonus for the Company’s Vice President and General Counsel for the Company’s performance for the fiscal year ended December 31, 2010 of $112,594, which was 90% of the target bonus amount.
     A summary of the above described changes to the Company’s executive officers’ compensation program is filed as Exhibit 99.4 hereto.
Performance-Based Shares
     On March 16, 2011, the Compensation Committee granted performance-based shares to the Company’s named executive officers. The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of the Company’s 2007 Equity Incentive Plan. Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period. With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share, as approved by the Company’s shareholders.

     For the 2011 fiscal year, performance-based shares shall vest upon the attainment of performance goals related to revenue, operating income and net income. If, and only if, the performance goals are attained, the shares will vest 25% on the first anniversary of the date of grant, and 25% thereafter on the second, third and fourth anniversaries of the date of grant. If the performance goals for fiscal year 2011 are not attained, then the performance-based shares will be either forfeited or the number of performance-based shares will be adjusted downward in proportion to the goals achieved. All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement.
Performance Bonus Plan
     On March 4, 2008, the Board adopted the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”). The Company’s named executive officers are eligible to participate in the Performance Bonus Plan. The Performance Bonus Plan is generally administered by the Compensation Committee. The Board has not made any changes to the Performance Bonus Plan.
Fiscal 2011 Cash Bonus Opportunities
     On March 16, 2011, the Compensation Committee set the targets and performance criteria for the fiscal 2011 cash bonus opportunities for the named executive officers. These targets and performance criteria were set pursuant to the Performance Bonus Plan. The following table sets forth the target maximum cash bonus opportunity for each of the named executive officers for fiscal 2011.

Target Maximum Bonus
Joel A. Ronning	$900,000
Thomas M. Donnelly	$540,000
Kevin L. Crudden	$206,250
     For fiscal 2011, each named executive officer’s cash bonus opportunity is based upon the achievement of performance criteria relating to corporate financial goals for the year and the fourth quarter. The fiscal 2011 weightings of the performance criteria are as follows: 75% corporate financial goals for the year and 25% corporate financial goals for the fourth quarter.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 18, 2011.

99.2	Employment Agreement between the registrant and Thomas M. Donnelly.

99.3	Summary of Compensation Program for Non-Employee Directors.

99.4	Summary of Changes to Compensation Program for Executive Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: March 18, 2011	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 18, 2011.

99.2	Employment Agreement between the registrant and Thomas M. Donnelly.

99.3	Summary of Compensation Program for Non-Employee Directors.

99.4	Summary of Changes to Compensation Program for Executive Officers.